Exhibit 99.1

Radiation Therapy Services Expands
Board of Directors with Two New Appointments

Board Is Comprised of Majority Independent Directors

          FORT MYERS, Fla., Jan. 4 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a provider of radiation therapy services to cancer patients, announced today the appointments of Leo R. Doerr and Rabbi Solomon Agin to the Company’s board of directors.  The appointments bring the total number of directors to nine, of which five are independent.

          Leo Doerr brings 40 years of banking and financial services experience to the board.  He has served as Senior Vice President of Marketing and Support at SouthTrust Bank and Senior Vice President of Lending at the Banc of the Islands.

          Mr. Doerr was President and CEO of Heritage National Bank, as well as a founder and director of the bank.  He has been a Director of the Florida Bankers Association, President of Community Bankers Association and a member of American Bankers Association.

          Mr. Doerr’s active involvement in his community includes service as Director of the National Multiple Sclerosis Society.

          Rabbi Solomon Agin, D.D., brings over 30 years of community and congregational leadership in humanitarian, healthcare, and religious activities to the board.  He has numerous certifications in grief and trauma counseling, and has served as chaplain, guest lecturer, and staff instructor at hospitals in Florida and Missouri.

          His distinguished record of healthcare service continues with the Southwest Florida AIDS Task Force, Institutional Review Board and Cancer Committee of Southwest Regional Medical Center, the National Association of Jewish Chaplains Board and as chaplain and consultant for Hospice of Southwest Florida and Sarasota, Florida.

          Rabbi Agin was committee member and chairperson of the Florida Advisory Committee, United States Commission on Civil Rights for many years.  He is past president of the Southeast Association Central Conference of American Rabbis.  Degrees and awards throughout his career include an honorary doctorate of divinity from Hebrew Union College.

          Dr. Howard Sheridan, Chairman of the Board for Radiation Therapy, said, “Leo Doerr and Rabbi Solomon Agin will be valuable members of Radiation Therapy’s board of directors.  These additions further add to the independence of the board and are consistent with our objective of adding directors from diverse sectors.  Leo’s banking and financial services sector experience and Rabbi Agin’s foundation in ethics, patient advocacy and counseling will be vital resources as we continue to expand our geographical reach and strive to provide the most technologically advanced and compassionate care for our patients.”

          About Radiation Therapy Services
          Radiation Therapy Services, Inc., which operates treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients.  The Company’s 56 treatment centers are clustered into 19 regional networks in ten states, including Alabama, Delaware, Florida, Kentucky, Maryland, Nevada, New Jersey, New York, North Carolina and Rhode Island.  The Company is headquartered in Fort Myers, Florida.  More information about the Company can be found at its Web site http://www.rtsx.com.

          This release may contain forward-looking statements about the Company’s future plans, expectations and objectives.  Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “plan,” “believe,” “seek,” “could” and “estimate” and variations of these words and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to those risk factors described in the Company’s recent quarterly report on Form 10-Q and the “Risk Factors” section of the Form S-1 Registration Statement, as amended, relating to the Company’s initial public offering as well as the Company’s other filings with the Securities and Exchange Commission which are available on the SEC’s website at http://www.sec.gov.  Readers of this release are cautioned not to place undue reliance on forward-looking statements.  The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

          Contacts:
          Dave Koeninger
          Radiation Therapy Services, Inc.
          239-931-7282
          dkoeninger@rtsx.com

          Investors/Media:
          Denise Roche/Greg Tiberend
          The Ruth Group
          646-536-7008/7005
          droche@theruthgroup.com
          gtiberend@theruthgroup.com

SOURCE  Radiation Therapy Services, Inc.
          -0-                                           01/04/2005
          /CONTACT: Dave Koeninger, Radiation Therapy Services, Inc., +1-239-931-7282, dkoeninger@rtsx.com; Investors/Media: Denise Roche,  +1-646-536-7008, droche@theruthgroup.com, or Greg Tiberend, +1-646-536-7005, gtiberend@theruthgroup.com, both of The Ruth Group for Radiation Therapy Services, Inc./
          /First Call Analyst: /
          /FCMN Contact: tkelleher@theruthgroup.com /
          /Web site: http://www.rtsx.com